Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Alaska Airlines, Inc.:

We consent to the incorporation by reference in the Registration Statement (No. 333-64998) on Form S-3 of Alaska Airlines, Inc. of our report dated February 28, 2008, with respect to the balance sheets of Alaska Airlines, Inc. as of December 31, 2007 and 2006, and the related statements of operations, shareholder’s equity, and cash flows, for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, which report appears in the December 31, 2007, annual report on Form 10-K of Alaska Airlines, Inc.

As discussed in the notes to the financial statements, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment, SEC Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, and SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106 and 132(R), effective January 1, 2006.

/s/ KPMG LLP

Seattle, Washington
February 28, 2008